Exhibit 99.1

Contact:	Robert Jaffe
PondelWilkinson Inc.
(310) 279-5980

LANNETT REPORTS FISCAL 2012 THIRD QUARTER FINANCIAL RESULTS

Philadelphia, PA — May 8, 2012 — Lannett Company, Inc. (NYSE AMEX: LCI) today reported financial results for the fiscal 2012 third quarter and nine months ended March 31, 2012.

For the third quarter of fiscal 2012, net sales rose 19% to $30.7 million from $25.9 million for the same quarter last year.  Gross profit doubled to $10.9 million compared with $5.3 million for the fiscal 2011 third quarter.  As a percentage of net sales, gross margin was 35% compared with 20% for the fiscal third quarter of last year.  Research and development (R&D) expenses were $2.9 million compared with $1.9 million in the fiscal 2011 third quarter.  Selling, general and administrative (SG&A) expenses were $5.6 million, which included $560,000 for expenses related to a marketing agreement the company entered into in connection with promoting one of its branded pain management products, compared with $4.3 million in the same quarter of the prior year.  Operating income was $2.4 million compared to an operating loss of $830,000 for the third quarter of fiscal 2011.  Net income attributable to Lannett Company was $1.7 million, or $0.06 per diluted share, versus a net loss attributable to Lannett Company of $362,000, or $0.01 per share, for the comparable quarter of fiscal 2011.

“As expected, our solid financial performance in the fiscal 2012 third quarter showed substantial improvement over the previous two quarters,” said Arthur Bedrosian, president and chief executive officer of Lannett.  “Specifically, our results for the quarter were driven by strong sales of our cardiovascular and pain management products, as well as price increases on certain other products.  We also benefited from improved manufacturing efficiencies.”

For the first nine months of fiscal 2012, net sales increased to $87.3 million from $81.3 million for the comparable prior year period.  Gross profit rose to $26.9 million from $19.6 million for the same period in the prior year.  As a percentage of net sales, gross margin was 31% compared with 24% for the prior year nine-month period.  R&D expenses were $7.9 million compared with $5.6 million for the first nine months of fiscal 2011.  SG&A expenses were $14.8 million compared with $11.8 million in the same period of the prior year.  Operating income was $4.3 million compared with $2.3 million for the first nine months of fiscal 2011.  Net income attributable to Lannett Company was $2.5 million, or $0.09 per diluted share, compared with $1.6 million, or $0.06 per diluted share, for the first nine months of the prior year.

Conference Call Information and Forward-Looking Statements

Later today, the company will host a conference call at 4:30 p.m. ET to review its results of operations for the fiscal 2012 third quarter and nine months ended March 31, 2012.  The conference call will be available to interested parties by dialing 800-447-0521 from the U.S. or Canada, or 847-413-3238 from international locations, passcode 32382885.  The conference call will also be available through a live audio Internet broadcast at www.lannett.com.  A playback of the call will be archived and accessible at this site for at least three months.

Discussion during the conference call may include forward-looking statements regarding such topics as, but not limited to, the company’s financial status and performance and regulatory and operational developments, and any comments the company may make about its future plans or prospects in response to questions from participants on the conference call.

About Lannett Company, Inc.:

Lannett Company, founded in 1942 and celebrating its 70th anniversary, develops, manufactures, packages, markets and distributes generic pharmaceutical products for a wide range of indications.  For more information, visit the company’s website at www.lannett.com.

This news release contains certain statements of a forward-looking nature relating to future events or future business performance.  Any such statements, including, but not limited to, the expected product approvals, the successful commercialization of recently approved products and products applications pending at the FDA, whether expressed or implied, are subject to risks and uncertainties which can cause actual results to differ materially from those currently anticipated due to a number of factors which include, but are not limited to, the difficulty in predicting the timing or outcome of FDA or other regulatory approvals or actions, the ability to successfully commercialize products upon approval, Lannett’s estimated or anticipated future financial results, future inventory levels, future competition or pricing, future levels of operating expenses, product development efforts or performance, and other risk factors discussed in the company’s Form 10-K and other documents filed with the Securities and Exchange Commission from time to time.  These forward-looking statements represent the company’s judgment as of the date of this news release.  The company disclaims any intent or obligation to update these forward-looking statements.

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FINANCIAL TABLES FOLLOW

LANNETT COMPANY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three months ended		Nine months ended
	March 31,		March 31,
	2012	2011	2012	2011

Net sales	$30,687,726	$25,892,483	$87,299,709	$81,327,667
Cost of sales	19,275,765	20,098,084	58,788,334	60,667,878
Amortization of intangible assets	470,409	463,769	1,409,015	1,385,892
Product royalties	50,054	26,980	168,142	(290,380)

Gross profit	10,891,498	5,303,650	26,934,218	19,564,277

Research and development expenses	2,911,530	1,854,216	7,850,744	5,557,296
Selling, general, and administrative expenses	5,616,186	4,279,502	14,779,953	11,755,062

Operating income (loss)	2,363,782	(830,068)	4,303,521	2,251,919

Other income (expense):
Foreign currency (loss) gain	(3,308)	1,529	(5,804)	5,494
(Loss) gain on sale of assets	—	(17,565)	3,536	(16,299)
Realized gain on investments	361,059	59,689	214,696	74,454
Unrealized gain (loss) on investments	104,896	(17,898)	(45,776)	(17,898)
Interest and dividend income	28,305	24,744	117,252	39,852
Interest expense	(63,698)	(28,030)	(213,406)	(174,882)
	427,254	22,469	70,498	(89,279)

Income (loss) before income tax expense (benefit)	2,791,036	(807,599)	4,374,019	2,162,640
Income tax expense (benefit)	1,056,684	(449,797)	1,787,999	554,568
Net income (loss)	1,734,352	(357,802)	2,586,020	1,608,072
Less net income attributable to noncontrolling interest	(16,468)	(4,259)	(53,072)	(20,540)

Net income (loss) attributable to Lannett Company, Inc.	$1,717,884	$(362,061)	$2,532,948	$1,587,532

Earnings (loss) per common share - Lannett Company, Inc.:
Basic	$0.06	$(0.01)	$0.09	$0.06
Diluted	$0.06	$(0.01)	$0.09	$0.06

Weighted average number of shares outstanding:
Basic	28,571,062	28,373,436	28,509,595	26,215,510
Diluted	28,719,669	28,373,436	28,668,281	26,558,432

LANNETT COMPANY, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	(Unaudited)
	March 31, 2012	June 30, 2011

ASSETS
Current Assets
Cash and cash equivalents	$18,989,168	$5,276,735
Investment securities	5,571,049	19,382,079
Trade accounts receivable (net of allowance of $123,573 and $123,573, respectively)	37,499,169	33,464,440
Inventories, net	27,975,938	26,902,521
Income taxes receivable	3,205,508	3,636,306
Deferred tax assets	4,867,255	4,537,881
Other current assets	1,472,069	941,902
Total Current Assets	99,580,156	94,141,864

Property, plant and equipment	58,181,257	54,516,229
Less accumulated depreciation	(27,371,657)	(24,586,448)
	30,809,600	29,929,781

Construction in progress	6,266,583	5,760,686
Intangible assets (product rights) - net of accumulated amortization	4,899,021	5,909,636
Deferred tax assets	8,747,015	10,446,500
Other assets	1,174,377	1,555,831
Total Assets	$151,476,752	$147,744,298

LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES
Current Liabilities
Accounts payable	$15,753,524	$18,377,782
Accrued expenses	1,170,576	1,354,095
Accrued payroll and payroll related	2,159,723	934,504
Current portion of long-term debt	639,591	629,435
Rebates, chargebacks and returns payable	15,394,344	13,564,395
Total Current Liabilities	35,117,758	34,860,211

Long-term debt, less current portion	6,781,862	7,192,496
Other long-term liabilities	—	2,417
Total Liabilities	41,899,620	42,055,124
Commitment and Contingencies

SHAREHOLDERS’ EQUITY
Common stock - authorized 50,000,000 shares, par value $0.001; issued and outstanding, 28,572,304 and 28,403,946 shares, respectively	28,572	28,404
Additional paid in capital	98,925,755	97,082,360
Retained earnings	11,820,680	9,287,732
Noncontrolling interest	173,154	139,082
Accumulated other comprehensive (loss) income	(19,293)	23,899
	110,928,868	106,561,477
Less: Treasury stock at cost - 280,469 and 156,611 shares, respectively	(1,351,736)	(872,303)
TOTAL SHAREHOLDERS’ EQUITY	109,577,132	105,689,174

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$151,476,752	$147,744,298